Exhibit 107

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

American Honda Finance Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	4.750% Notes due January 12, 2026	457(r) (1)	$500,000,000		$499,710,000	.0001102	$55,068.04

Fees to Be Paid	Debt	Floating Rate Notes due January 12, 2026	457(r) (1)	$300,000,000		$300,000,000	.0001102	$33,060

Fees to Be Paid	Debt	4.700% Notes due January 12, 2028	457(r) (1)	$500,000,000		$499,010,000	.0001102	$54,990.90

Fees Previously Paid	N/A

Carry Forward Securities

Carry Forward Securities	N/A

	Total Offering Amounts					$1,298,720,000.00		$143,118.94

	Total Fees Previously Paid							—

	Total Fee Offsets							$143,118.94 (2)

	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or File Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claim	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount with Fee Offset	Fee Paid with Fee Offset Source

Fee Offset Claims	American Honda Finance Corp.	424(b)(5)	333-233119	August 8, 2019		$143,260	Debt Securities			(2)

Fee Offset Sources	American Honda Finance Corp	424(b)(5)	333-233119		August 8, 2019						(2)

(1)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant initially deferred payment of all of the registration fee for a Registration Statement on Form S-3ASR (Registration Statement No. 333-266775), filed with the Securities and Exchange Commission on August 11, 2022.

(2)

Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the registration fee due in connection with this filing against the $687,336 unused filing fees in respect of unsold debt securities offered by means of a prospectus supplement, dated August 8, 2019 (the “Prior Prospectus Supplement”), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-233119) filed with the Securities and Exchange Commission on August 8, 2019 (the “Prior Registration Statement”). In connection with the Prior Prospectus Supplement a filing fee of (i) $741,600 was paid on November 1, 2021, (ii) $872,800 was paid on January 7, 2021, (iii) $259,600 was paid on September 3, 2020, (iv) $778,800 was paid on December 23, 2019, and (v) $459,755 of unused filing fees in respect of unsold Debt securities previously registered pursuant to a Registration Statement on Form S-3 (File No. 333-213047), initially filed with the Securities and Exchange Commission on August 10, 2016, was paid and was offset pursuant to Rule 457(p) for a total amount of filing fees of $3,112,555. Pursuant to the Prior Prospectus Supplement, the Registrant offered (i) $1,499,512,500 of debt securities by means of a pricing supplement, dated September 5, 2019, incurring filing fees of $181,740.92, (ii) $500,000,000 of debt securities by means of a pricing supplement, dated October 10, 2019, incurring filing fees of $64,900, (iii) $599,796,500 of debt securities by means of a pricing supplement, dated November 18, 2019, incurring filing fees of $77,853.52, (iv) $1,749,270,500 of debt securities by means of a pricing supplement, dated January 7, 2020, incurring filing fees of $227,055.31, (v) $1,638,890,832 of debt securities by means of a pricing supplement, dated April 15, 2020, incurring filing fees of $212,728.03, (vi) $1,999,420,000 of debt securities by means of a pricing supplement, dated July 6, 2020, incurring filing fees of $259,524.72, (vii) $1,799,632,250 of debt securities by means of a pricing supplement, dated September 8, 2020, incurring filing fees of $233,592.30, (viii) $450,000,000 of debt securities by means of a pricing supplement, dated October 19, 2020, incurring filing fees of $49,045, (ix) $549,835,000 of debt securities by means of a pricing supplement, dated October 19, 2020 incurring filing fees of $ $59,987, (x) $658,604,366 of debt securities by means of a pricing supplement, dated November 20, 2020, incurring filing fees of $71,853.74, (xi) $1,747,954,000 of debt securities by means of a pricing supplement, dated January 11, 2021, incurring filing fees of $190,701.78, (xii) $$500,000,000 of debt securities by means of a pricing supplement, dated February 17, 2021, incurring filing fees of $54,550, (xiii) $748,732,500 of debt securities by means of a pricing supplement, March 22, 2021, incurring filing fees of $81,686.76, (xiv) $399,992,000 of debt securities by means of a pricing supplement, dated May 18, 2021, incurring filing fees of $43,639.13, (xv) $1,361,563,258.62 of debt securities by means of a pricing supplement, dated July 6, 2021, incurring filing fees of $148,546.55, (xvi) $999,340,000 of debt securities by means of a pricing supplement, dated September 7, 2021, incurring filing fees of $109,027.99, (xvii) $749,422,500 of debt securities by means of a pricing supplement, dated September 7, 2021, incurring filing fees of $81,761.99, (xviii) $679,101,064 of debt securities by means of a pricing supplement, dated October 14, 2021, incurring filing fees of $62,952.67, (xix) $1,099,131,000 of debt securities by means of a pricing supplement, dated January 11, 2022, incurring filing fees of $101,889.44 and (xx) $648,537,500 of debt securities by means of a pricing supplement, dated January 11, 2022, incurring filing fees of $60,119.43, for a total amount of filing fees incurred under the Prior Prospectus Supplement of $2,373,206.23. Pursuant to Rule 457(p) under the Securities Act, the $143,118.94 filing fee currently due in connection with this filing is offset in whole against the $739,348.77 remaining balance of filing fees under the Prior Prospectus Supplement. As a result, the Registrant is paying $0 herewith and a balance of $596,229.83 remains in unused filing fees.